UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 29, 2016

 Versum Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37664	47-5632014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of principal executive offices)	(Zip Code)
(610) 481-4148
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 29, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Versum Materials, Inc. (the “Company”) granted a “target” number of performance-based restricted stock units (“PSUs”) to each of the Company’s named executive officers under the Company’s Long-Term Incentive Plan (the “LTIP”) in the following amounts: Guillermo Novo, President and Chief Executive Officer - 47,972 PSUs; George G. Bitto, Senior Vice President and Chief Financial Officer - 15,649 PSUs; Michael W. Valente, Senior Vice President Law and Human Resources, General Counsel and Secretary - 11,476 PSUs; and Patrick F. Loughlin, Senior Vice President, Operations and Supply Chain - 6,150 PSUs.

Pursuant to the Performance-Based Restricted Stock Unit Award Agreement, the maximum number of PSUs that may vest with respect to each of these grants upon the achievement of certain performance measures is 200% of the “target” number of the PSUs, subject to certain requirements. Except as described herein, upon vesting, each PSU represents the right to receive one share of common stock of the Company (a “Share”).  Subject to the executive’s continued employment with the Company (except as provided below) and continued compliance with the Company’s code of ethics, the PSUs vest on the date the Committee determines whether the Company has attained the performance goals, which date must be within 90 days after the end of the Performance Period. The number of PSUs that vest is based on the Company’s total shareholder return over the period beginning on October 1, 2016 and ending on September 30, 2019 (the “Performance Period”) as compared to the total shareholder return during the Performance Period for a selected peer group of companies (the “Comparison Group”). Depending upon total shareholder return as compared against the Comparison Group, between 0 and 200% of the target number of PSUs will vest on the vesting date. Total shareholder return will be determined based on the average closing stock price of the Company and of the Comparison Group for the first 20 trading days of the Performance Period and the average closing stock price of the Company and of the Comparison Group for the last 20 trading days of the Performance Period (the “Beginning Share Price” and “Ending Share Price”, respectively). PSUs vest at 50% of the target number of PSUs if the Company’s rank relative to the Comparison Group is at the 25th percentile, at 100% of the target number of PSUs if the Company’s rank is at the 50th percentile, and at 200% of the target number of PSUs if the Company’s rank is at or higher than the 75th percentile, with linear interpolation between such percentiles. No PSUs are earned if the Company’s rank is lower than the 25th percentile, and the maximum number of PSUs eligible to vest is capped at the target number if the Company’s absolute total shareholder return over the Performance Period is negative.

The Committee also granted a target number of performance-based market stock units (the “MSUs” and, together with the PSUs, the “Units”) to each of the Company’s named executive officers under the LTIP in the following amounts: Mr. Novo - 31,981 MSUs; Mr. Bitto - 10,433 MSUs; Mr. Valente - 7,650 MSUs; and Mr. Loughlin, - 4,100 MSUs.

Pursuant to the Market-Based Restricted Stock Unit Award Agreement, the maximum number of MSUs that may vest with respect to each of these grants upon the achievement of certain performance measures is 150% of the “target” number of the MSUs, subject to certain requirements. Except as described herein, upon vesting, each MSU represents the right to receive one Share.  Subject to the executive’s continued employment with the Company (except as provided below) and continued compliance with the Company’s code of ethics, the MSUs vest on the date the Committee determines whether the Company has attained the performance goals, which date must be within 90 days after the end of the Performance Period. The number of MSUs that will vest is based on the product of (a) the Company’s stock price multiplier, which is the quotient of the Ending Share Price divided by the Beginning Share Price, and (b) the target number of MSUs. MSUs vest at 150% of the target number of MSUs if the Ending Share Price is greater than 50% of the Beginning Share Price, at 100% of the target number of MSUs if the Ending Share Price is equal to the Beginning Share Price, at 50% of the target number of MSUs if the Ending Share Price is 50% of the Beginning Share Price, with linear interpolation between such percentages. No MSUs are earned if the Ending Share Price is less than 50% of the Beginning Share Price.

Upon vesting, the executive will receive additional Units in the amount of any Share dividends paid on or after the grant date at the same time Shares in respect of the underlying Units are delivered.

If, prior to vesting, but absent a change in control (as defined in the LTIP) of the Company, the executive’s employment is terminated (a) by the Company other than for cause (as defined in the respective Unit agreement) or (b) due to the executive’s death, disability or retirement (each term as defined in the respective Unit agreement), a pro-rata portion of the Units will vest based on the number of full months in the Performance Period that elapsed through the date of termination. Notwithstanding the foregoing, distribution of pro-rated Units is subject to the executive’s compliance with non-compete, non-solicitation, non-disclosure and non-disparagement restrictions in any agreement or policy with the Company through the vesting date. If, prior to the vesting date, but absent a change in control of the Company, the executive’s employment is terminated (a) by the Company for cause or (b) by the employee for any reason other than due to the executive’s death, disability, or retirement, the executive forfeits any unvested Units.

Upon the occurrence of a change in control of the Company prior to the end of the Performance Period, unless otherwise determined by the Committee, each of the respective Units converts into the right to receive a cash payment equal to the sum of (a) the product of the number of Units that would vest based on performance through the end of a shortened Performance Period ending on the date of the change in control of the Company and the price per Share paid in such change in control and (b) interest through the end of the original Performance Period, with such payments to be made no later than 10 business days following the end of the original Performance Period; provided that executive remains employed with the Company or any successor through the end of the original Performance Period. Notwithstanding the foregoing, if executive’s employment is terminated without cause by the Company or a resignation by the executive for good reason (as defined in the respective Unit agreement), in each case, during the 24-month period following such change in control but prior to the end of the original Performance Period, the cash payment will be paid within 10 days of such termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.

Date: December 5, 2016	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President Law and Human Resources, General Counsel and Secretary